UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [XX]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only

[ ] Definitive Proxy Statement

[XX] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 0-2666

250 West 57th St. Associates L.L.C.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[XX] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    Amount Previously Paid:
    Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

250 West 57th St. Associates L.L.C.

c/o Wien & Malkin llp

60 East 42nd Street

New York, New YORK 10165

Telephone: (212) 687-8700

Telecopier: (212) 986-7679

March 31, 2006

To Participants in 250 West 57th St. Associates L.L.C. ("Associates"):

We are pleased to advise you that we have already received a favorable response to the updated financing and improvement program [FOR VC RECIPIENTS ONLY:, as well as the separate voluntary compensation program,] described in our March 21, 2006 solicitation letter and statement.

Because we have not yet received your response, a duplicate consent form and self-addressed envelope are enclosed for your convenience. We recommend your prompt consent.

Should you have any question, you may wish to consult with your own adviser. To request information available from Wien & Malkin, please feel free to contact Alvin Silverman or Thomas N. Keltner, Jr.

Sincerely,

/s/Peter L. Malkin	/s/Anthony E. Malkin
Chairman, Wien & Malkin LLP	President, Wien & Malkin LLP
Supervisory Services

PLM/AEM

Encs.

Item: B - Consent form with letter

Consent form on March 21, 2006 is incorporated by reference.